EXHIBIT 21


                              List of Subsidiaries



Name of Subsidiary                                        State of Incorporation
------------------                                        ----------------------

ACE Motor Company                                                  Texas

AutoCorp Financial Services, Inc.                                  Texas
(d/b/a ACE Financial Services in Kentucky)